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                                                                   Exhibit 10.14

                             FIRSTMERIT CORPORATION

                              AMENDED AND RESTATED
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                            Effective January 1, 2001

                                    ARTICLE 1

                            PURPOSES AND DEFINITIONS

1.1 PURPOSES. The purposes of the Plan are (i) to provide executives with flexibility with respect to the form and timing of Compensation, (ii) to more closely align the interests of executives with the interests of the Corporation's shareholders and (iii) to assist the Corporation and its Subsidiaries in attracting and retaining qualified executives.

1.2 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meaning set forth or referenced below:

       (a) "BASE COMPENSATION" means the base salary of an Eligible Employee for services as an employee of the Corporation or a Subsidiary, as indicated by the records of the Corporation or such Subsidiary, as the case may be.

       (b)    "BOARD" means the Board of Directors of the Corporation.

       (c) "BUSINESS DAY" means a day, except for a Saturday, Sunday or a legal holiday.

       (d)    "CHANGE IN CONTROL" means Change in Control as defined in Section
              4.3.

       (e) "CLOSING PRICE" means the closing price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq").

       (f)    "COMMITTEE" means the Compensation Committee of the Board.

       (g) "COMMON STOCK" means the common stock, no par value, of the Corporation.

       (h)    "COMPENSATION" means Base Compensation and Incentive Compensation.

       (i) "CORPORATION" means FirstMerit Corporation, and any successor corporation.

       (j) "DEFERRED COMPENSATION" means Base Compensation deferred pursuant to Section 2.4 and/or Incentive Compensation deferred pursuant to
              Section 2.3.

       (k)    "ELIGIBLE EMPLOYEE" means an Eligible Employee as defined in
              Section 2.1.




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        (l)     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "INCENTIVE COMPENSATION" means the annual incentive award, if any, payable to an Eligible Employee under the Corporation's or a Subsidiary's annual incentive plan.

        (n) "KEY EMPLOYEE" means an employee of the Corporation or a Subsidiary designated by the Chief Executive Officer of the Corporation as a key employee for purposes of the Plan.

        (o) "PARTICIPANT" means an Eligible Employee, who has elected to defer all or any portion of his Compensation under the Plan or to receive all or a portion of his Incentive Compensation in shares of Common Stock under the Plan.

        (p) "PLAN" means the FirstMerit Corporation Executive Deferred Compensation Plan.

        (q)     "PLAN YEAR" means the calendar year.

        (r) "REAMORTIZATION DATE" means the date on which benefit payments are recalculated to account for changes in investment performance. This date shall be the last business day of October, effective on January 1 of the next Plan Year.

        (s) "RETIREMENT" means retirement at or after age 65 or, with the consent of the Committee, prior to age 65 but at or after age 55.

        (t) "STOCK ACCOUNT" means the account maintained by the Committee in the name of a Participant pursuant to Section 2.5.

        (u) "STOCK CREDIT" means a credit to a Participant's Stock Account, calculated pursuant to Section 2.5.

        (v) "SUBSIDIARY" means a subsidiary of the Corporation to which the Plan has been extended by the Board.

        (w) "VALUATION DATE" means the last day of the month in which the Participant terminates employment as an employee of the Corporation or any Subsidiary.

                                    ARTICLE 2

                            PARTICIPATION IN THE PLAN

2.1 ELIGIBILITY. The Committee shall from time to time designate one or more Key Employees as eligible to participate in the Plan (an "Eligible Employee").


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2.2      INCENTIVE COMPENSATION IN COMMON STOCK.

         (a) To the extent that an Eligible Employee has not timely elected, pursuant to Section 2.3, to defer receipt of any Incentive Compensation payable to him with respect to a Plan Year, such Eligible Employee may irrevocably elect, in increments of one percent (1%), to receive such Incentive Compensation in whole shares of Common Stock (and cash for any fractions of a share). Such election must be made in writing and delivered to the Committee prior to July l of the Plan Year with respect to which such Incentive Compensation may be payable or, if earlier, not later than six months in advance of the date as of which such Incentive Compensation will be paid, unless the Committee establishes a different time (which may be earlier or later than the time provided herein) as of which such election must be made. Absent such a timely election, an Eligible Employee shall be deemed to have elected to receive such Incentive Compensation entirely in cash.

         (b) The number of shares of Common Stock payable to a Participant pursuant to an election under Section 2.2(a) shall be equal to the number of shares of Common Stock that could have been purchased with the amount of Incentive Compensation that would otherwise have been paid to the Participant in cash at the Closing Price of shares of Common Stock on the day such Incentive Compensation would otherwise have been so paid.

         (c) An Eligible Employee may, pursuant to Section 2.2(a), file a new election or revoke a prior election each Plan Year. Unless and until such a new election or revocation of a prior election is timely made, the election or deemed election in effect with respect to the immediately preceding Plan Year shall continue to be effective and irrevocable with respect to the then current Plan Year.

2.3      DEFERRED INCENTIVE COMPENSATION.

         (a) An Eligible Employee may irrevocably elect, in increments of twenty- five percent (25%), to defer receipt of any Incentive Compensation otherwise payable to him with respect to any Plan Year. Such election must be made in writing and delivered to the Committee prior to September 15 of the Plan Year with respect to which such Incentive Compensation may be payable or, if earlier, not later than six months in advance of the date as of which such Incentive Compensation will otherwise be paid, unless the Committee establishes a different time (which may be earlier or later than the time provided herein) as of which such election must be made. Absent such a timely election, an Eligible Employee shall be deemed to have elected not to defer receipt of any such Incentive Compensation.

         (b) An Eligible Employee may, pursuant to Section 2.3(a), file a new election or revoke a prior election each Plan Year. Unless and until such a new election or revocation of


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                  a prior election is timely made, the election or deemed
                  election in effect with respect to the immediately preceding Plan Year shall continue to be effective and irrevocable with respect to the then current Plan Year.

2.4      DEFERRED BASE COMPENSATION.

         (a)      (i)      An Eligible Employee may irrevocably elect, in
                           increments of one percent (1%), to defer receipt of Base Compensation otherwise payable to him. Such election must be made in writing and delivered to the Committee prior to July l of any Plan Year and shall be effective with respect to Base Compensation otherwise payable to the Participant during the twelve-month period commencing on January l of the immediately succeeding Plan Year, unless the Committee establishes a different time (which may be earlier or later than the time provided herein) as of, or with respect to, which such election must be made and/or shall be effective.

                  (ii) In the first Plan Year in which a Key Employee becomes an Eligible Employee, such Eligible Employee may irrevocably elect, in increments of one percent (1%), to defer receipt of Base Compensation otherwise payable to him. Such election must be made in writing and delivered to the Committee within thirty (30) days of the date as of which such Key Employee became an Eligible Employee and shall be effective with respect to Base Compensation otherwise payable to him during the period commencing six months after the date on which such election was made and delivered to the Committee and ending on the immediately following December 31, unless the Committee establishes a different time (which may be earlier or later than the time provided herein) as of, or with respect to, which such election shall be effective.

         (b) A Participant may, pursuant to Section 2.4(a), file a new election or revoke a prior election each Plan Year applicable to Base Compensation otherwise payable to him during the twelve-month period commencing on January l of the immediately succeeding Plan Year. Unless and until such a new election or revocation of a prior election is timely made, the election, if any, then in effect shall continue to be effective and irrevocable.

2.5      STOCK ACCOUNT.

         (a) A Stock Account shall be maintained by the Committee in the name of each Participant. A Participant shall be one hundred percent (100%) vested in his Stock Account at all times.

         (b) The Stock Account of a Participant shall be credited, as of the day Deferred Compensation otherwise would have been paid to such Participant, with Stock Credits



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                  equal to the number of shares of Common Stock (including
                  fractions of a share) that could have been purchased with the amount of such Deferred Compensation at the Closing Price of shares of Common Stock on the day as of which such Stock Account is so credited and shall be reduced as of the day that any amount is distributed therefrom by the number of Stock Credits attributable to such distribution.

         (c) As of the date any dividend is paid to holders of shares of Common Stock, a Participant's Stock Account shall be credited with additional Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased, at the Closing Price of shares of Common Stock on such date, with the amount that would have been paid as dividends on that number of shares of Common Stock (including fractions of a share) which is equal to the number of Stock Credits attributable to the Participant's Stock Account as of the record date of such dividend. In the case of dividends paid in property, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment thereof, as determined in good faith by the Committee.

2.6      DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT.

         (a) Distribution of a Participant's Stock Account shall be made or commence in accordance with this Section 2.6 within thirty
                  (30) days following the Valuation Date.

         (b) A Participant may elect, in the event his employment as an employee of the Corporation or any Subsidiary terminates due to Retirement, to receive his Stock Account in monthly installments not to exceed one hundred twenty (120) separate installments or in a single, lump sum distribution. Such installments or such single, lump sum distribution shall be paid in whole shares of Common Stock. If the Participant's Stock Account includes a fractional Stock Credit, the number of Stock Credits in the Participant's Stock Account shall be increased to the next highest whole number by transferring from the Participant's Cash Account an amount equal to 1 minus the fractional Stock Credit in the Participant's Stock Account multiplied by the Closing Price of shares of Common Stock on the date that the distribution is to commence. The Committee shall distribute such Stock Account, as adjusted pursuant to the preceding sentence, in accordance with such election or, if no such election is made, in a single, lump sum distribution.


                  (i) The number of Stock Credits attributable to an installment shall be determined by calculating the product of the current number of Stock Credits allocated to such Stock Account, adjusted pursuant to the third sentence of Section 2.6(b), and a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments elected minus the number of installments previously paid, and rounding such product to the next lowest whole number of Stock Credits. The final installment shall be equal to the balance of the undistributed Stock Credits in the Participant's Stock Account. All monthly installments shall commence within thirty
                           (30) days following the Valuation Date and shall continue on the same day of each succeeding month until all



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                           installments have been paid.

                  (ii) An election pursuant to this Section 2.6(b) must be in writing and delivered to the Committee at the time an Eligible Employee becomes a Participant. A Participant may at any time not less than one year prior to the date as of which the distribution of such Participant's Stock Account pursuant to this
                           Section 2.6(b) is made or commences change such election pursuant to an election in writing delivered to the Committee, which election shall be irrevocable during such one-year period.

         (c) In the event a Participant's employment as an employee of the Corporation and any Subsidiary terminates other than due to Retirement or death, the participant shall receive a single, lump sum distribution of the Stock Credits allocated to his Stock Account, adjusted pursuant to the third sentence of
                  Section 2.6(b). This distribution shall be paid within 30 days following the Valuation Date.

         (d) Notwithstanding any other provision of this Plan, if the value of the Participant's Stock Account is five thousand dollars ($5,000) or less on the Valuation Date, or when the Stock Account balance is reduced to five thousand dollars ($5,000) as a result of payout, the benefit, or the remaining account balance, shall be paid in a lump sum.

2.7      IN-SERVICE DISTRIBUTIONS.

         (a) In-Service Withdrawal. A Participant may elect to withdraw all or a portion of his Stock Account in a single sum or substantially equal annual installments of the Stock Account amortized over a period of up to five (5) years. If a Participant elects to withdraw all of his Stock Account, the amount to be distributed in installment payments shall be redetermined in the same manner as that set forth in Section 2.6(b)(i), as of January 1 of each year in which an installment is to be received, based on the remaining Stock Account balance as adjusted for gains or losses and the remaining number of installment payments. Adjustments for investment gains and losses shall continue on the undistributed balance of the Stock Account. Any such election must be in writing and delivered to the Committee not less than one (1) year in advance of the payment date; provided, however, that if the Participant's employment as an employee of the Corporation and any Subsidiary terminates prior to the payment date, such election shall be deemed automatically revoked. Unlike an accelerated distribution, there is no penalty for an in-service withdrawal.

         (b) Accelerated Distribution. A Participant may elect to receive, upon written request to the Committee, a single-sum distribution of more than $10,000, or if less, the entire balance held in his Stock Account, from the Participant's Stock Account as of the end of the calendar month prior to the month in which the Committee receives the written request. The amount requested by the Participant under this Section shall be paid in


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                  a single sum within thirty (30) days following the receipt of the notice by the Committee from the Participant. The Participant shall permanently forfeit ten percent (10%) of the amount requested and the Participant shall not be eligible to participate in the Plan or to receive an accelerated distribution for a period of one (1) year from the date of distribution. The Company shall have no obligation to the Participant or his beneficiary with respect to such forfeited amount.

2.8 DISTRIBUTION UPON DEATH. Notwithstanding any other provision of this Plan, upon the death of a Participant, whether before or after Retirement or other termination of employment as an employee of the Corporation and any Subsidiary, the Committee shall pay all of such Participant's Stock Account as elected by the Participant to such person, persons, or entity as designated by the Participant. If there is no beneficiary designation or if such persons shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made to the executor or administrator of the Participant's estate. Any distribution under this Section 2.8 shall be made as soon as practicable following the end of the month in which the Committee is notified of the Participant's death or is satisfied as to the identity of the appropriate payee, whichever is later. The amount payable under this Section 2.8 shall be equal to the Stock Credits then allocated to such Stock Account on the last Business Day of the month immediately preceding the month of such Participant's death. If the Participant's Stock Account includes a fractional Stock Credit, the number of Stock Credits in the Participant's Stock Account shall be increased to the next highest whole number by transferring from the Participant's Cash Account an amount equal to 1 minus the fractional Stock Credit in the Participant's Stock Account multiplied by the Closing Price of shares of Common Stock on the date that the distribution is to commence.

2.9 WITHHOLDING TAXES. Any withholding of taxes or other amounts required by federal, state, or local law shall be withheld from Compensation other than Deferred Compensation. If necessary, the Corporation may reduce the amount of Deferred Compensation and/or shares of Common Stock payable pursuant to Section 2.2(a) by an amount equal to any required withholding. In addition, the Corporation may defer making payments under the Plan until satisfactory arrangements have been made for the payment of any federal, state or local taxes required to be withheld with respect to such payment or delivery. Each Participant shall be entitled to irrevocably elect, at least six months prior to the date shares of Common Stock would otherwise be delivered hereunder, to have the Corporation withhold shares of Common Stock having an aggregate value equal to the amount required to be withheld. The value of fractional shares remaining after payment of the withholding taxes shall be paid to the Participant in cash. Shares so withheld shall be valued at the Closing Price on the Business Day immediately preceding the date such shares would otherwise be transferred hereunder.

2.10 DISABILITY. If a Participant suffers a disability, as defined in the Corporation's long term disability plan, Participant's deferrals that otherwise would have been credited to the Participant's Stock Account will cease during such disability. The Participant's Stock Account will continue to receive the stock investment results. If, after 24 months, the Participant is still




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         disabled, the Participant shall be considered to have terminated employment and his Stock Account balance will be paid out under Section 2.6.

                                    ARTICLE 3

                                  THE COMMITTEE

3.1 AUTHORITY. The Committee shall have full power and authority to administer the Plan, including the power to (i) promulgate forms to be used with respect to the Plan, (ii) promulgate rules of Plan administration, (iii) settle any disputes as to rights or benefits arising from the Plan, (iv) interpret the terms of the Plan and (v) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.

3.2 ELECTIONS, NOTICES. All elections and notices required to be provided to the Committee under the Plan must be on such forms, contain such information, and be made or given at such times as the Committee may require.

3.3 AGENTS. The Committee may appoint an individual to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Corporation.

3.4 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.

3.5      INDEMNITY OF COMMITTEE. The Corporation has entered into
         Indemnification Agreements with each of the members of the Committee protecting them against such claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except as otherwise indicated in such Agreement.

3.6 CLAIMS PROCEDURE. Any person claiming an amount under the Plan, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing within ninety (90) days following receipt of the request. If the claim or request is denied, the written notice of denial shall state (i) the reasons for denial,
         (ii) the reference to the pertinent Plan provisions or legal doctrine upon which the denial is based; (iii) a description of any additional material or information required and an explanation of why it is necessary; and (iv) an explanation of the Plan's claim review procedure. Any person whose claim or request is denied may make a second request for review by notice given in writing to the Committee. The claim or request shall be reviewed further by the Committee, and the Committee may, but shall not be required to, grant the claimant a hearing. A decision on such second request shall normally be made within sixty (60) days after the date of the second request. If an extension of time is required


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         for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days from the date of the second request. The decision shall be in writing and shall be final and bind all parties concerned.

                                    ARTICLE 4

                                SHARES AVAILABLE

4.1 NUMBER. Three hundred thousand (300,000) shares of Common Stock are available for issuance under the Plan in accordance with the provisions hereof and such other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Corporation if, in the opinion of counsel for the Corporation, such shareholder approval is required. Stock Credits to Participant's Stock Account shall be applied to reduce the maximum number of shares of Common Stock remaining available under the Plan. Shares of Common Stock issuable under the Plan may be taken either from authorized but unissued or treasury shares, as determined by the Corporation.

4.2 ADJUSTMENTS. If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, stock split, subdivision or reclassification of shares, the number of shares of Common Stock available under Section 4.1 and the number of Stock Credits with which each Participant's Stock Account is credited shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased. If the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination, reverse stock split or reclassification of shares, the number of shares of Common Stock available under Section 4.1 and the number of Stock Credits with which each Participant's Stock Account is credited shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Corporation shall at any time be consolidated with or merged into any other corporation and holders of shares of Common Stock receive shares of the capital stock of the resulting or surviving corporation, there shall be credited to each Participant's Stock Account, in place of the Stock Credits then credited thereto, new Stock Credits in an amount equal to the product of the number of shares of capital stock exchanged for one share of Common Stock upon such consolidation or merger and the number of Stock Credits with which the Participant's Stock Account then is credited, and the number of shares of Common Stock available under
         Section 4.1 shall be similarly adjusted. If in such a consolidation or merger, holders of shares of Common Stock shall receive any consideration other than shares of the capital stock of the resulting or surviving corporation or its parent corporation, the Committee, in its sole discretion, shall determine the appropriate change in Participants' Stock Accounts.


4.3 CHANGE IN CONTROL. Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Corporation, each Participant's Stock Account shall, within five Business Days thereafter, be distributed in a single, lump sum equal to the number of Stock


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         Credits then allocated to his Stock Account as of the last Business Day immediately preceding the Change in Control. For purposes of this
         Section 4.3, Change in Control means the occurrence of any one of the following events:

         (a) individuals who, on April 19, 2000, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 19, 2000 whose election or nomination for election was approved by a vote of at least two thirds (2/3rds) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no director of the Corporation initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

         (b) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:

                  (i)      by the Corporation or any Subsidiary,

                  (ii) by any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary,

                  (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities,

                  (iv) pursuant to a Non-Control Transaction (as defined in paragraph (c)), or

                  (v) a transaction (other than one described in (c) below) in which Company Voting Securities are acquired from the Corporation, if a majority of the Incumbent Directors then on the Board approve a resolution providing expressly that the acquisition pursuant to this clause (v) does not constitute a Change in Control under this paragraph (b);

         (c) the consummation of a merger, consolidation, statutory share exchange or similar



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                  form of corporate transaction involving the Corporation or any of its Subsidiaries that requires the approval of the Corporation's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business
                  Combination:

                  (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Entity"), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors ("Total Voting Power") of the Surviving Entity (the "Parent Entity"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

                  (ii) no person (other than any employee benefit plan (or related trusts) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the Total Voting Power of the outstanding voting securities eligible to elect directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity), and

                  (iii) at least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Control Transaction"); or

         (d) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

         Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Corporation which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person by more than one percent, a Change in Control of the Corporation shall then occur.




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                                    ARTICLE 5

                                  MISCELLANEOUS

5.1 UNFUNDED PLAN. No promise hereunder shall be secured by any specific assets of the Corporation, nor shall any assets of the Corporation be designated as attributable or allocated to the satisfaction of such promises. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation. Notwithstanding the foregoing, the Corporation may, but is not obligated to, establish a grantor trust (the "Trust") for purposes of segregating assets necessary to satisfy the Corporation's obligations under this Plan. All amounts contributed to the Trust shall remain subject to the claims of the Corporation's creditors in the event of the Corporation's insolvency (as defined in the Trust document) until paid to the Participant or his beneficiaries in such manner and at such times as specified in this Plan. It is the intention of the Corporation that the Trust shall constitute an unfunded arrangement and shall not affect the status of this Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 and for tax purposes. Participants shall have no control or incidence of ownership with respect to the assets contributed to the Trust by the Corporation.

5.2 NON-ALIENATION OF BENEFITS. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit, prior to receipt thereof pursuant to the provisions of the Plan, shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.3 INVALIDITY. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

5.4 GOVERNING LAW. This Plan shall be governed by the laws of the State of Ohio, without regard to the conflict of law provisions thereof.

5.5 AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such termination, amendment or modification shall adversely affect the rights of any Participant or beneficiary, including his rights with respect to Stock Credits credited prior to such termination, amendment or modification, without his consent. Notwithstanding the foregoing, the provisions of this Plan that determine the amount, price or timing of benefits related to Stock Credits shall not be amended more than once every six months (other that as may be necessary to conform to any applicable changes in the Internal Revenue Code of 1986, as amended or the rules thereunder), unless such amendment would be consistent with


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

         the provisions of Rule 16b-3 (or any successor provisions) promulgated under the Exchange Act.

5.6 SUCCESSORS AND HEIRS. The Plan and any properly executed elections hereunder shall be binding upon the Corporation and Participants, and upon any assignee or successor in interest to the Corporation and upon the heirs, legal representatives and beneficiaries of any Participant.

5.7 STATUS AS SHAREHOLDERS. Stock Credits are not, and do not constitute, shares of Common Stock, and no right as a holder of shares of Common Stock shall devolve upon a Participant unless and until such shares are issued to the Participant.

5.8 RIGHTS. This Plan shall not give any person the right to continue as an employee of the Corporation or any Subsidiary or any rights or interests other than as herein provided.

5.9 USE OF TERMS. The masculine includes the feminine and the plural includes the singular, unless the context clearly indicates otherwise.

5.10 STATEMENT OF ACCOUNTS. Each Participant in the Plan during the immediately preceding Plan Year shall receive a statement of his Stock Account under the Plan as of December 31 of such preceding Plan Year. Such statement shall be in a form and contain such information as is deemed appropriate by the Committee.

5.11 COMPLIANCE WITH LAWS. This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment and deferral of Compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal reporting, registration, insider trading and other securities laws) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan be subject to such restrictions, and the person acquiring the securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

5.12 PLAN CONSTRUCTION. Anything in this Plan to the contrary notwithstanding, is the intent of the Corporation that transactions under the Plan satisfy the applicable requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act so that persons who are or become subject to Section 16 of the Exchange Act will be entitled to the benefits of such Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. To the extent any provision of the Plan, action by the Committee or election by a Participant or Eligible Employee fails to so comply, it shall be deemed null and void to the extent permitted by law.



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

5.13 HEADINGS NOT PART OF PLAN. Headings and subheadings in the Plan are inserted for reference only and are not to be considered in the construction of the Plan.

5.14 STOCKHOLDER APPROVAL; EFFECTIVE DATE. This Plan has been approved by the Board and became effective as of January 1, 1996, due to the approval of this Plan by the stockholders of the Corporation at the Annual Shareholders Meeting in 1996. The Plan was amended and restated in November, 1996, and in July, 1997, by the Board to make certain administrative changes to the Plan. The Plan was amended and restated in October 21, 2000 to amend the definition of Change in Control. The Plan was amended and restated effective as of January 1, 2001 to eliminate the option of receiving distributions from the Plan in the form of cash and to modify the provisions dealing with in-service distributions.




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